UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2024
NAUTICUS ROBOTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40611	87-1699753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17146 Feathercraft Lane, Suite 450, Webster, TX 77598
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 942-9069
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KITT	The Nasdaq Stock Market LLC
Warrants	KITTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 28, 2024, Nauticus Robotics, Inc. (the "Company") held its annual meeting of stockholders (the "Meeting"). At the Meeting, the Company's stockholders (1) elected all candidates for director, (2) ratified the engagement of Whitley Penn LLP as the Company's independent accounting firm for 2024, and (3) approved an amendment to the Company's 2022 Omnibus Incentive Plan.

A total of 43,871,654 shares of common stock of the Company attended the Meeting by proxy or in person, representing 70.39% of the Company's outstanding common stock entitled to vote as of April 16, 2024, the record date. The results of the voting were as follows:

Item 1: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
John W. Gibson, Jr.	32,836,094	4,855,996	6,179,564
Eli Spiro	32,548,278	5,143,812	6,179,564

Item 2: Ratification of Whitley Penn LLP as Independent Auditor

For	Against	Abstain
37,432,127	6,377,150	62,377

Item 3: Approval of Amendment to 2022 Omnibus Incentive Plan

For	Against	Abstain	Broker Non-Votes
31,843,960	5,614,798	233,332	6,179,654

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2024	Nauticus Robotics, Inc.

	By:	/s/ Nicholas J. Bigney
		Name:	Nicholas J. Bigney
		Title:	General Counsel